Exhibit 99.2
EMDEON CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2006	2005
Revenue	$339,119	$303,934

Costs and expenses:
Cost of operations	195,267	172,163
Development and engineering	14,914	14,640
Sales, marketing, general and administrative	88,832	82,137
Depreciation and amortization	18,928	16,504
Legal expense	542	4,160
Loss on investments	—	3,832
Interest income	4,419	4,321
Interest expense	4,691	4,781

Income before income tax provision and minority interest	20,364	10,038
Income tax provision	4,562	189
Minority interest in WebMD Health Corp., net of tax	(629)	—

Net income	$16,431	$9,849

Net income per common share:
Basic and diluted	$0.06	$0.03

Weighted-average shares outstanding used in computing net income per common share:
Basic	287,195	325,334

Diluted	295,492	335,689

EMDEON CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2006	2005
Revenues
Emdeon Business Services	$201,154	$185,733
Emdeon Practice Services	75,706	73,018
WebMD	50,051	33,575
Porex	20,587	19,856
Inter-segment eliminations	(8,379)	(8,248)

	$339,119	$303,934

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”)
Emdeon Business Services	$43,193	$38,253
Emdeon Practice Services	10,173	4,397
WebMD (a)	6,527	3,230
Porex	5,554	5,397
Corporate (a)	(11,274)	(12,005)

	$54,173	$39,272

Adjusted EBITDA per basic common share (b)	$0.19	$0.12

Adjusted EBITDA per diluted common share (b)	$0.18	$0.12

Interest, taxes, non-cash and other items (c)
Depreciation and amortization	$(18,928)	$(16,504)
Amortization of non-cash advertising	(1,605)	(2,627)
Non-cash stock-based compensation (d)	(12,462)	(1,651)
Legal expense	(542)	(4,160)
Loss on investments	—	(3,832)
Interest income	4,419	4,321
Interest expense	(4,691)	(4,781)
Minority interest in WebMD Health Corp., net of tax	629	—
Income tax provision	(4,562)	(189)

Net income	$16,431	$9,849

Net income per common share:
Basic and diluted	$0.06	$0.03

Weighted-average shares outstanding used in computing net income per common share:
Basic	287,195	325,334

Diluted	295,492	335,689

(a)	Adjusted EBITDA during prior periods, for the Corporate and WebMD segments, has been reclassified to conform to the current period presentation.

(b)	Adjusted EBITDA per basic and diluted common share is based on the weighted-average shares outstanding used in computing net income per common share (basic and diluted).

(c)	Reconciliation of Adjusted EBITDA to net income.

(d)	Reflects the adoption of SFAS 123R effective January 1, 2006.

EMDEON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2006	2005
	(Unaudited)
Assets
Cash and cash equivalents	$137,145	$159,510
Short-term investments	239,653	267,387
Accounts receivable, net	236,057	233,070
Inventory	13,852	14,251
Prepaid expenses and other current assets	33,605	34,615

Total current assets	660,312	708,833

Marketable equity securities	4,265	4,481
Property and equipment, net	120,791	116,032
Goodwill	1,087,731	1,075,549
Intangible assets, net	240,095	240,510
Other assets	49,116	50,278

Total Assets	$2,162,310	$2,195,683

Liabilities and Stockholders’ Equity
Accounts payable	$10,525	$11,611
Accrued expenses	172,179	186,381
Deferred revenue	125,705	115,840

Total current liabilities	308,409	313,832

Convertible notes	650,000	650,000
Other long-term liabilities	15,372	15,353

Minority interest in WebMD Health Corp.	48,005	43,229

Convertible redeemable exchangeable preferred stock	98,591	98,533

Stockholders’ equity	1,041,933	1,074,736

Total Liabilities and Stockholders’ Equity	$2,162,310	$2,195,683

EMDEON CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2006	2005
Cash flows from operating activities:
Net income	$16,431	$9,849
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,928	16,504
Minority interest in WebMD Health Corp., net of tax	(629)	—
Amortization of debt issuance costs	728	726
Non-cash advertising	1,605	2,627
Non-cash stock-based compensation	12,462	1,651
Bad debt expense	1,050	2,283
Loss on investments	—	3,832
Reversal of income tax valuation allowance applied to goodwill	2,157	—
Changes in operating assets and liabilities:
Accounts receivable	(2,245)	(14,122)
Inventory	446	253
Prepaid expenses and other, net	(710)	2,812
Accounts payable	(1,133)	(8,631)
Accrued expenses and other long-term liabilities	(9,886)	(106)
Deferred revenue	7,557	5,279

Net cash provided by operating activities	46,761	22,957

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	166,228	45,846
Purchases of available-for-sale securities	(137,815)	(2,550)
Purchases of property and equipment	(14,168)	(11,892)
Proceeds received from sale of property and equipment	—	400
Cash paid in business combinations, net of cash acquired	(27,328)	(70,775)

Net cash used in investing activities	(13,083)	(38,971)

Cash flows from financing activities:
Proceeds from issuance of common stock	10,565	13,170
Purchases of treasury stock	(66,633)	—
Payments of notes payable and other	(94)	(63)

Net cash (used in) provided by financing activities	(56,162)	13,107

Effect of exchange rates on cash	119	(358)

Net decrease in cash and cash equivalents	(22,365)	(3,265)
Cash and cash equivalents at beginning of period	159,510	46,019

Cash and cash equivalents at end of period	$137,145	$42,754